Filed with the Securities and Exchange Commission on June  ___, 2000

                                Securities Act Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             LITHIA MOTORS, INC.
            (Exact name of registrant as specified in its charter)

       Oregon                                           93-0572810
------------------------                  ------------------------------------
(State of incorporation)                  (I.R.S. Employer Identification No.)

360 E. Jackson St., Medford, Oregon                        97501
----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)

             LITHIA MOTORS, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
             -----------------------------------------------------
                           (Full title of the plan)


                  Sidney B. DeBoer, Chief Executive Officer
                              360 E. Jackson St.
                            Medford, Oregon 97501
                                (541) 776-6899
                  -----------------------------------------
                      (Name, address and telephone number
                            of agent for service)

                                  Copies to:
                           Kenneth E. Roberts, Esq.
                          Foster Pepper & Shefelman
                         101 S.W. Main St., 15th Fl.
                            Portland, Oregon 97204


                        CALCULATION OF REGISTRATION FEE

                                               Proposed            Proposed
                              Number of         Maximum             Maximum         Amount of
Title of Securities         Shares Being     Offering Price        Aggregate      Registration
Being Registered            Registered (1)    Per Share (2)    Offering Price(2)       Fee
-----------------------------------------------------------------------------------------------
Class A Common Stock           250,000          $12.375           $3,093,750         $816.75

(1) The shares of Common Stock represent the number of shares which may be issued pursuant to the 1998 Stock Purchase Plan. In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares which may be issuable as a result of the anti-dilution provisions of Plan.

(2) The maximum offering price for the shares cannot presently be determined as the offering price is established at the time shares are issued.
     Pursuant to Rule 457(h), the offering price is estimated based on the average sale price reported for the Common Stock on NYSE on June 5, 2000, and the maximum offering price is calculated for the sole purpose of determining the Registration Fee.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     At the Company's Annual Meeting of Shareholders held on May 18, 2000, the shareholders of the Company approved an amendment to the Company's 1998 Employee Stock Purchase Plan ("Plan") increasing the number of shares of Common Stock authorized for issuance pursuant to the Plan from the previously registered amount of 250,000 shares to 500,000 shares.

     The purpose of this Registration Statement on Form S-8 is to register an additional 250,000 shares of Class A Common Stock issuable under the Plan.

Item 3. Incorporation of Documents by Reference.

     Pursuant to a Registration Statement on Form S-8 (SEC File No. 333-69169) filed with the Securities and Exchange Commission (the "Commission") on December 18, 1998, Lithia Motors, Inc. (the "Company") registered 250,000 shares of its Class A Common Stock with respect to the Company's 1998 Employee Stock Purchase Plan. In accordance with General Instruction E of Registration Statement Form S-8, the Company's Registration Statement on Form S-8 (SEC File No. 333-69169) is hereby incorporated by reference in this registration statement.

     Also incorporated by reference in, and made a part of, this Registration Statement are: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-14733; (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1999 Annual Report; and (c) all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

     The exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference are as follows:


Exhibit

5.1  Opinion of Foster Pepper & Shefelman

23.1 Consent of KPMG Peat Marwick LLP (included in the 1999 Annual Report, File No. 1-14733)

23.2 Consent of Foster Pepper & Shefelman (Included in Exhibit 5.1)

24.1 Power of Attorney (Included in the signature page in Form S-8 (SEC File No. 333-69169))

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 6th day of June, 2000.

                              LITHIA MOTORS, INC.


                              By: /s/ Sidney B. DeBoer
                                  -------------------------------------------
                                  Sidney B. DeBoer
                                  Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By: /s/ Sidney B. DeBoer                                Date: June 6, 2000
    ------------------------------------------------
    Sidney B. DeBoer
    Chairman of the Board and Chief Executive Officer


By: /s/ Sidney B. DeBoer, Attorney-In-Fact              Date: June 6, 2000
    ------------------------------------------------
    M.L. Dick Heimann
    President, Chief Operating Officer, Director


By: /s/ Sidney B. DeBoer, Attorney-In-Fact              Date: June 6, 2000
    ------------------------------------------------
    R. Bradford Gray, Ex. Vice President, Director


By: /s/ Jeffrey B. DeBoer                               Date: June 6, 2000
    ------------------------------------------------
    Jeffrey B. DeBoer
    Senior Vice President, Chief Financial Officer
    (Chief Accounting and Financial Officer)


By: /s/ Sidney B. DeBoer, Attorney-In-Fact              Date: June 6, 2000
    ------------------------------------------------
    Thomas Becker, Director


By: /s/                                                 Date:
    ------------------------------------------------
    W. Douglas Moreland, Director


By: /s/                                                 Date:
    ------------------------------------------------
    William Young, Director


By: /s/                                                 Date:
    ------------------------------------------------
    Gerald F. Taylor, Director

                                 EXHIBIT INDEX

Exhibit

5.1  Opinion of Foster Pepper & Shefelman

23.1 Consent of KPMG Peat  Marwick  LLP
     (Included  in the  1999  Annual  Report, File No. 1-14733)

23.2 Consent of Foster  Pepper &  Shefelman
     (Included in Exhibit 5.1)

24.1 Power of Attorney
     (Included in the signature page in Form S-8 (SEC File
     No. 333-69169))